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                                                                   Exhibit 10(b)


                                SECOND AMENDMENT
                                     TO THE
                        CLEVELAND-CLIFFS INC NONEMPLOYEE
                    DIRECTORS SUPPLEMENTAL COMPENSATION PLAN

                                    RECITALS

     WHEREAS, Cleveland-Cliffs Inc (the "Company") has established the Cleveland-Cliffs Inc Nonemployee Directors Supplemental Compensation Plan (the "Plan") effective as of July 1, 1995; and

     WHEREAS, the Company adopted the First Amendment to the Plan as of January 1, 1999; and

     WHEREAS, Section 1.2 of the Plan provides that the Company may amend, suspend or terminate the Plan with the prior approval of a majority of the Directors present at a meeting of the Board of Directors, at which a "quorum" (as defined in the Regulations of the Company) is present; and

     WHEREAS, the Company desires to amend the Plan to provide an offer of an immediate voluntary lump sum cash-out election of the present value of the accrued deferred benefit under the Plan to all Participants.

     NOW, THEREFORE, by approval of the Board of Directors of the Company, the Plan is hereby amended, effective January 14, 2003 as follows:

     1.   Section 3 of the Plan is amended to add a new Section 3.3 as follows:

          3.3 Lump Sum Payment Election of Post-Retirement Income. Notwithstanding the form of quarterly installment distributions provided in Section 3.2 above, during the period beginning on February 1, 2003 and ending on February 28, 2003 a Participant may voluntarily elect by written notice filed with the Company to receive from the Company payment of such Participant's post-retirement income benefits in a single lump sum. Payment of a Participant's




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          lump sum benefit shall be payable on or about June 30, 2003. Amounts payable under Section 3.2 for purposes of the Participant's distribution shall be converted into a lump sum equivalent actuarial value as of December 31, 2002, (the "Lump Sum Benefit"). The Lump Sum Benefit shall be determined by the Company based on the Pension Benefit Guaranty Corporation interest rate for immediate annuities in effect for December, 2002 and the 2000 Annuity Mortality Table.

     2. Effective Date. This Second Amendment shall be effective on January 14, 2003.

     IN WITNESS WHEREOF, Cleveland-Cliffs Inc, pursuant to the order of its Board of Directors, has executed this Second Amendment to the Cleveland-Cliffs Inc Nonemployee Directors Supplemental Compensation Plan at Cleveland, Ohio, as of the 14th day of January, 2003.


                                        CLEVELAND-CLIFFS INC



                                        By:      /s/ J. S. Brinzo
                                            ----------------------------
                                            Chairman and Chief Executive Officer














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